UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. __)

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DECARBONIZATION PLUS ACQUISITION CORPORATION

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On April 1, 2021, Robert Tichio, a member of the board of directors of Decarbonization Plus Acquisition Corporation (“DCRB”), interviewed with Alix Steel at Bloomberg Commodities Edge. A copy of the transcript is set forth below.

Ms. Steel:	Time now for Commodity in Chief where we talked to one executive in the commodity world. Today is Robert Tichio, a partner at Riverstone Holdings. So his firm has 15 years of experience in low carbon investments and scaled companies with more than $5 million dollars of equity invested in renewables. It typically invests in one of these six things. First off, electrification of transport like EVs, grid resilience, then you have greening fossil fuels like methane and leak detection, agriculture, next generation liquid fuels like renewable diesel and hydrogen and next horizon resource use like smart meters and smart buildings. Now it’s made investments in EV charging company, Freewire Technologies, a lithium corporation, Lithium Royalty Corporation and a Solar Fin Tech lender, Loan Pal, and now it’s going after Hydrogen Fuel Cells. So first let me explain how these actually work. So fuel cells take oxygen and compressed hydrogen, that creates water and heat and then powers the motor of your car, and they have quicker refueling times than a traditional EV and longer driving ranges. Enter Horizon Fuel Cell Technologies. It uses this technology for battery packs in commercial vehicles like buses and trucks. It has operations all the way from Europe to Singapore, Australia and China and now there’s Hyzon, a spin-off of Horizon, which will take that technology and make their own vehicles with partners and then sell them, its own brand in a fledgling sector. I recently caught up with Robert Tichio, Riverstone’s man behind the investment and I asked him why he made this deal now.

Mr. Tichio:	You take a look at the demands on the grid over the course of the next 10 years, there needs to be other solutions besides battery electric vehicles and battery-oriented electrification. Hydrogen is not only is it one of the lowest scoring carbon fuel sources to be able to provide the fuel for the fuel cells, but are also has far, far fewer demands and less taxes on the grid that traditional batteries have.

Ms. Steel:	I thought that hydrogen fuel cells were like really far in the future. Like there were a couple of companies doing it in China, but it really wasn’t taking off. Am I wrong?

Mr. Tichio:	First of all, you’re not wrong and then I think that is but that was the public perception. I think that there has been credible advances over the course of really just the last 24 months of fuel cells that are being commercialized for transportation. The application for fuel cells and hydrogen specifically extends not just in heavy transportation, but shipping and aviation as well. I think your observations are appropriate though, because like we’ve seen in other renewable technologies, and you and I have spoken about this in the past, the compression in cost and the improvement in deliverability has made such significant strides in such a short period of time that the conversation around total cost of ownership for hydrogen today versus what it was just three years ago is dramatically different. And so the one point that makes you and viewers is absolutely the gap was wide four or five years ago and the improvement in that gap has been incredible just in the last 24 months.

Ms. Steel:	Wow okay. So there’s two parts that I think to add on to that so it’s the hydrogen part like where you’re going to get it and how you source it and stuff, and then the charging stations where you can charge with hydrogen. Do you have investments in one of those two areas too to supplement Hyzon?

Mr. Tichio:	We haven’t made an investment in those areas as of yet although we’ve advanced a number of them and, in fact, Hyzon’s vision for the future is to also partner with infrastructure build-out partners who are specifically focused on sourcing hydrogen. I will have to say though, one of the attributes of the business model for Hyzon, which appealed to us, was the fact that they are not relying on the build-out of a national or continental network of hydrogen infrastructure. They’re specifically selling their vehicles to customers who have already sourced their own hydrogen and who are operating in a fleet-oriented or back-to-base model. For example, a garbage truck fleet, a municipal fleet that made leave a depot in the morning, has a known route, fixed distances, comes back to the depot in the afternoon. There, you know where your hydrogen source is. You can source it locally, you know where it comes back to at the end of the day.

Ms. Steel:	Even so would you also be looking at hydrogen refueling companies and stations or you’re kind of leaving that to the side?

Mr. Tichio:	100%. I think not only is Hyzon itself contemplating an advancing conversation around hydrogen infrastructure, we as a firm, we as a franchise, it’s an area where we’ve been spending a lot of time on, and I would consider it a highly attractive area for growth. Not just for us, but for the entire clean tech investment community.

Ms. Steel:	That was my interview with Robert Tichio, partner at Riverstone Holdings. Alright that does it for me, on Bloomberg Commodities Edge, catch me every Thursday at 1 p.m. New York time, 6 p.m. in London. Have a wonderful holiday.

Forward Looking Statements

The information in this filing includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of present or historical fact included in this filing, regarding DCRB’s proposed acquisition of Hyzon Motors Inc. (“Hyzon”), DCRB’s ability to consummate the transaction, the benefits of the transaction and the combined company’s future financial performance, as well as the combined company’s strategy, future operations, estimated financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this filing, the words “could,” “should,” “will,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” the negative of such terms and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. Except as otherwise required by applicable law, DCRB and Hyzon disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date hereof. DCRB and Hyzon caution you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of either DCRB or Hyzon. In addition, DCRB cautions you that the forward-looking statements are subject to the following factors: (i) the occurrence of any event, change or other circumstances that could delay the business combination or give rise to the termination of the Business Combination Agreement and Plan of Organization, dated as of February 8, 2021, by and among DCRB, DCRB Merger Sub Inc., and Hyzon, any PIPE investor’s subscription agreement, and the other agreements related to the business combination (including catastrophic events, acts of terrorism, the outbreak of war, COVID-19 and other public health events), as well as management’s response to any of the foregoing; (ii) the outcome of any legal proceedings that may be instituted against DCRB,

Hyzon, their affiliates or their respective directors and officers following announcement of the transactions; (iii) the inability to complete the business combination due to the failure to obtain approval of the stockholders of DCRB, regulatory approvals, or other conditions to closing in the transaction agreement; (iv) the risk that the proposed business combination disrupts DCRB’s or Hyzon’s current plans and operations as a result of the announcement of the transactions; (v) Hyzon’s ability to realize the anticipated benefits of the business combination, which may be affected by, among other things, competition, the pace and depth of hydrogen vehicle adoption generally, and the ability of Hyzon to accurately estimate supply and demand for its vehicles, and to grow and manage growth profitably following the business combination; (vi) risks relating to the uncertainty of the projected financial information with respect to Hyzon, including the conversion of pre-orders into binding orders; (vii) costs related to the business combination and the PIPE investment; (viii) changes in applicable laws or regulations, governmental incentives and fuel and energy prices; (ix) the possibility that Hyzon may be adversely affected by other economic, business, and/or competitive factors; (x) the amount of redemption requests by DCRB’s public stockholders; and (xi) such other factors affecting DCRB that are detailed from time to time in DCRB’s filings with the Securities and Exchange Commission (the “SEC”). Should one or more of the risks or uncertainties, or should underlying assumptions prove incorrect, actual results and plans could different materially from those expressed in any forward-looking statements. Additional information concerning these and other factors that may impact the operations and projections discussed herein can be found in DCRB’s proxy statement, which was filed with the SEC on March 17, 2021, and its periodic filings with the SEC, including its Annual Report on Form 10-K for annual period ended December 31, 2020. DCRB’s SEC filings are available publicly on the SEC’s website at www.sec.gov.

Important Information for Investors and Stockholders

In connection with the proposed business combination, DCRB filed a proxy statement with the SEC on March 17, 2021. Additionally, DCRB will file other relevant materials with the SEC in connection with the business combination. Copies may be obtained free of charge at the SEC’s web site at www.sec.gov. Security holders of DCRB are urged to read the proxy statement and the other relevant materials when they become available before making any voting decision with respect to the proposed business combination because they contain or will contain important information about the business combination and the parties to the business combination.

Participants in the Solicitation

DCRB and its directors and officers may be deemed participants in the solicitation of proxies of DCRB’s stockholders in connection with the proposed business combination. Security holders may obtain more detailed information regarding the names, affiliations and interests of certain of DCRB’s executive officers and directors in the solicitation by reading DCRB’s Annual Report on Form 10-K for the annual period ended December 31, 2020, and the proxy statement and other relevant materials filed with the SEC in connection with the business combination. Information concerning the interests of DCRB’s participants in the solicitation, which may, in some cases, be different than those of their stockholders generally, is set forth in the proxy statement relating to the business combination.